UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): September 28, 2006
ALON USA ENERGY, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware (State or Other Jurisdiction of Incorporation)	001-32567 (Commission File Number)	74-2966572 (IRS Employer Identification No.)
7616 LBJ Freeway, Suite 300
Dallas, Texas 75251
(Address of Principal Executive Offices) (Zip Code)
Registrant’s telephone number, including area code: (972) 367-3600

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
     On September 28, 2006, Alon USA Energy, Inc., a Delaware corporation (the “Company”) borrowed $50 million under a term loan pursuant to the Credit Agreement, dated June 22, 2006, by and among the Company, as borrower, the lenders party thereto, and Credit Suisse, as Administrative Agent (the “Credit Suisse Credit Agreement”). Proceeds of the borrowing were used to fund a portion of the purchase price for the previously announced acquisition by the Company of Edgington Oil Company, a Missouri corporation (the “Edgington Acquisition”), which owns and operates a topping refinery in Long Beach, California.
     A copy of the Credit Suisse Credit Agreement is contained in the Current Report on Form 8-K filed by the Company on June 26, 2006 (SEC File No. 001-32567) and is incorporated herein by reference. The foregoing description of borrowing under the Credit Suisse Credit Agreement is qualified in its entirety by reference to the Credit Suisse Credit Agreement.
Item 8.01. Other Events.
     On September 28, 2006, the Company issued a press release announcing the completion of the Edgington Acquisition.
Item 9.01. Financial Statements and Exhibits.
     (d) Exhibits.

Exhibit
Number	Description
99.1	Press Release of the Company dated September 28, 2006.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALON USA ENERGY, INC.
By:	/s/ Harlin R. Dean
Harlin R. Dean
Vice President, General Counsel and Secretary

Date: September 28, 2006

INDEX TO EXHIBITS

Exhibit
Number	Description
99.1	Press Release of the Company dated September 28, 2006.

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